Exhibit 10.6

NLS Pharmaceutics AG

Alter Postplatz 2

CH-6370 Stans

___ September 2019

Addendum Promissory Note (“Addendum”)

[Name], [Address] (the “Lender”), granted to NLS Pharmaceutics AG (formerly NLS-1 Pharma AG), a Swiss stock corporation with its registered office at Alter Postplatz 2, 6370 Stans, Switzerland, and company no. CHE-447.067.367 (the “Borrower”), based on the promissory note dated 7 January 2019 (the “Promissory Note”) the principal sum of CHF 125,000.00 (the “Principal Amount”), together with interest at 10.0% p.a. (the “Interest”) thereon accruing on and from the date of payment until the entire Principal Amount is repaid (the Interest and the Principal Amount hereinafter jointly referred to as the “Loan”).

The Principle Amount was paid to the Borrower on 17 January 2019 (the “Date of Payment”). The full amount of the Loan, including accrued Interest, is outstanding as of the date of this Addendum.

The following is a statement of the amended terms and conditions of the Promissory Note:

1 – Extension Maturity Date

According to section 2 of the Promissory Note, the Loan shall be repaid in full on the maturity date, i.e., at the earlier of (i) the 30 April 2019 or (ii) five (5) days following the date when the Borrower has received an aggregated amount exceeding CHF 500’000.00 in total in form of investments.

According to section 2 of the Promissory Note, the Lender may unilaterally extend the repayment term and set a new maturity date.

The Lender hereby extends the maturity date of the Loan, replacing the existing maturity date, until 31 December 2019 and, thus, the Loan shall be due for repayment no later than 31 December 2019. The Borrower hereby acknowledges and agrees with the extension.

2 - Governing Law	This Addendum shall be governed by and construed in accordance with the substantive laws of Switzerland, without reference to principles of conflict of laws or choice of laws.

3 – Jurisdiction	All disputes arising out of or in connection with this Addendum, including disputes regarding its conclusion, validity, binding effect, amendment, breach, termination or rescission shall be subject to the exclusive jurisdiction of the ordinary courts of Stans (NW).

The Lender	The Borrower

[Name]	NLS Pharmaceutics Ltd.